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                                                                  EXHIBIT 10.1


                               AMERICAN COMPUTER
                          AND ELECTRONICS CORPORATION


                                      AND


                              AT&T-WORLD SERVICES




                              SUPPLIER AGREEMENT


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                                   CONTENTS


 1. "INTERPRETATION"............................................
       Headings.................................................
       Schedules................................................
       Applicable Law...........................................
 2. "TERM"......................................................
 3. "SCOPE".....................................................
 4. "FEES"......................................................
 5. "RESPONSIBILITIES"..........................................
 6. "TECHNICAL COMPATIBILITY"...................................
 7. "WARRANTY SUPPORT"..........................................
 8. "RIGHTS IN INFORMATION".....................................
 9. "CONFIDENTIAL INFORMATION"..................................
10. "ADVERTISING"...............................................
11. "TRADEMARKS"................................................
12. "EXPORT CONTROL"............................................
13. "LIMITATION OF LIABILITY"...................................
14. "FORCE MAJEURE".............................................
15. "DEFAULT/TERMINATION".......................................
       "Default"................................................
       "Termination"............................................
16. "ARBITRATION"...............................................
17. "ASSIGNMENT"................................................
18. "WAIVER"....................................................
19. "SEVERABILITY"..............................................
20. "NOTICE"....................................................
21. "ENTIRE AGREEMENT AND VARIATION"............................
22. "SURVIVAL"..................................................
23. "SIGNATURES"................................................


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AGREEMENT made this SIXTEENTH day of DECEMBER 1992

BETWEEN

AT&T WORLD SERVICES, INC. (hereinafter called ("AT&T-WORLD SERVICES") a corporation organized under the laws of the State of Delaware, U.S.A., having an office at 111 Madison Avenue, 3rd Floor, Morristown, NJ 07960, U.S.A.)

AND

AMERICAN COMPUTER and ELECTRONICS CORPORATION, a corporation organized under the laws of the State of Maryland, U.S.A., having its principal office at 209 Perry Parkway, Gaithersburg, Maryland 20877 (hereinafter called. "AMERICAN COMPUTER").

WHEREAS

AT&T WORLD SERVICES and AMERICAN COMPUTER have entered into a Marketing Agreement ("Marketing Agreement") effective June 18, 1990 and this Marketing Agreement specifies the conditions for the international marketing and sales of AMERICAN COMPUTER'S products and services by AT&T WORLD SERVICES.

NOW, THEREFORE,

The parties wish to establish the terms, conditions, and obligations of the parties under which the delivery, support, and warranty of products and services provided to customers of AT&T WORLD SERVICES under the Marketing Agreement may from time to time occur.

AT&T-WORLD SERVICES

AND

AMERICAN COMPUTER

AGREE AS FOLLOWS:

1.  "INTERPRETATION"

In this Agreement:

"AMERICAN COMPUTER" means the AMERICAN COMPUTER and ELECTRONICS CORPORATION, 209 Perry Parkway, Gaithersburg, Maryland 20877, U.S.A.


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"Application Software" means software in object code and source code format and its related documentation to be provided to Customers under Contract.

"AT&T" means AT&T World Services Inc. and American Telephone and Telegraph Company, and its affiliates and subsidiaries.

"Contract" means an agreement entered into between AT&T World Services Inc. and its international Customer for delivery, installation and support of products and services covered by the Marketing Agreement.

"Customer" means an organization/entity that has Contracted with AT&T WORLD SERVICES for acquisition of AMERICAN COMPUTER'S products and/or services under the terms of the Marketing Agreement.

"Day" or "days" means business days unless specifically stated otherwise.

"DCMS-TM-" means the Distributed Call Measurement System of AMERICAN COMPUTER.

"Delivery" means the delivery of Products/Services to Customer's designated sites.

"Delivery Dates" means those dates for Delivery as set out in Customer
Contracts.

"Products/Services" means any item of hardware or related service supplied by AMERICAN COMPUTER under this Agreement including equipment, equipment features, model conversions, machine elements and accessories.

"Licensed Programs" means those computer programs required for the operation of Products/Services and offered in object code format only.

"Month" or "months" means calendar months unless specifically stated otherwise.

"Opportunity" means the given end user requirement of a particular customer for the Products/Services offered under this Agreement.

"Software" means computer programs and associated documentation including, but not limited to, Application Software and Licensed Programs as supplied under this Agreement.

"UPS-32-TM-" means the Universal Polling System of AMERICAN COMPUTER.

HEADINGS

The headings and captions in this Agreement are for convenience only and are not intended to have any Contractual effect


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SCHEDULES

All documents and papers attached to this Agreement as Schedules are hereby incorporated into and made a part of this agreement If there is any conflict between any provision contained in the Schedules and the main body, the Schedules will prevail in the order of priority as listed below. The Schedules to this Agreement are:

    SCHEDULE 1:  CUSTOMER MANAGEMENT PLAN

APPLICABLE LAW

This agreement shall be governed by and construed in accordance with the laws of New Jersey.

2.  "TERM"

This Agreement shall run concurrently with the AMERICAN COMPUTER/AT&T WORLD SERVICES Marketing Agreement, commencing on the date of signing of this Agreement with automatic renewal for successive one (1) year periods unless either Party gives written notice of the intention not to renew at least thirty (30) days prior to the expiration of the initial term or any renewal terms. The terms and conditions of this Agreement will take effect with the first new Contract or Agreement for equipment or software following the signing of this contract. The contract will terminate coincident with the aforementioned marketing agreement.

3.  "SCOPE"

The parties are establishing this supplier agreement for their mutual benefit and agree that they will cooperate in the delivery of products and services to Customers of AT&T WORLD SERVICES.

AMERICAN COMPUTER agrees to provide to AT&T WORLD SERVICES in accordance with the Contract, the delivery, installation and commissioning and warranty of the Products/Services through the provision of hardware, software, technical and engineering services, warranty support and documentation.

4.  "FEES"

AMERICAN COMPUTER and AT&T WORLD SERVICES may establish fees for the provision of services by AMERICAN COMPUTER in delivery and support of Contracts. Such fees will be set during the Contract negotiation phase and will be agreed to by the parties in writing. Both parties recognize that changes to the scope of a contract, technical and cost, are likely to occur during the phases of the project. These changes will be discussed and agreed to in writing between both parties' Project Managers. These


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changes will also likely have a schedule impact that will be discussed and agreed to, in writing, among the Customer, AT&T and AMERICAN COMPUTER.

5.  "RESPONSIBILITIES"

Each party shall assign its technically qualified Project Manager responsible for providing leadership and direction to the delivery of products and services under this Agreement to AT&T WORLD SERVICES customers. Each such Project Manager shall be provided with a copy of this Agreement and shall be responsible for the day to day implementation of the relationship herein established.

The Project Managers will be responsible for establishing project schedules and cost controls to assure that Contract implementation occurs within cost and time expectations as set forth in AT&T WORLD SERVICES project plan for each Contract.

Each party will cooperate to assure a best effort attempt to identify customer requirements as early as possible in the customer Contract negotiation process. In those instances where a customer provides erroneous or inaccurate data that affects the ultimate product delivery capability regarding price or delivery time, AT&T WORLD SERVICES will be responsible, with the cooperation of AMERICAN COMPUTER, to re-negotiate an upscope to correct the customer's misinformation.

If changes are required due to mutual misunderstanding or misinterpretation of legitimate customer requirements or specifications, such changes will be accommodated at the expense of the party responsible for the misunderstanding of the activities in question.

If there is disagreement between the Project Managers regarding this Agreement the matter shall be referred by the Project Managers to the Director, TCS Division for AMERICAN COMPUTER and to the BASE PRODUCT MANAGER for AT&T WORLD SERVICES who shall attempt to mediate the difference.

The services to be provided by AMERICAN COMPUTER under this Agreement shall proceed with promptness and diligence and shall be executed with the highest professional standards in the field, to AT&T WORLD SERVICES satisfaction. The acceptance of the work product by AT&T WORLD SERVICES' client shall not prevent AT&T WORLD SERVICES from subsequently objecting to its quality and stating claims accordingly.

AMERICAN COMPUTER will be responsible to assure that all required information and specifications pertaining to a customer's requirement for delivery of covered products and services are gathered and verified. AMERICAN COMPUTER will provide written recommendations based upon its survey of the customer requirements for equipment sizing and will take special care to assure that switch call record volume estimates accurately reflect the customers operating environment. AMERICAN COMPUTER will obtain written estimates of the switch call record volumes from the customer and will be


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responsible that all equipment and software supplied by AMERICAN COMPUTER will accommodate the customer's written call record volume requirements.

AMERICAN COMPUTER will be responsible to determine the network/line conditions required for implementation of each Contract and to advise the customer of these requirements. AMERICAN COMPUTER will establish testing criteria to assure the suitability of the customer's transmission facilities and will at the time of installation of products provided under Contracts perform its standard tests and advise the customer and AT&T WORLD SERVICES in writing of its findings and recommended corrective actions, if any are required.

AT&T WORLD SERVICES will promptly refer and review all sales initiatives and provide in writing all orders, special requests, project impacting decisions.

AT&T WORLD SERVICES will provide access to AMERICAN COMPUTER of customer trouble data gathered by its CHANGE/TROUBLE TRACKING system.

6.  "TECHNICAL COMPATIBILITY"

AMERICAN COMPUTER will cooperate with AT&T WORLD SERVICES to assure that its products are and remain technically compatible with AT&T's network and computer hardware/software products.

AMERICAN COMPUTER will cooperate with AT&T WORLD SERVICES to assure that AT&T BASE product standards with regard to customer presentation screens and documentation are incorporated in products provided hereunder.

AMERICAN COMPUTER will, at its own expense, perform bench marking activities to support technical requirements of AT&T WORLD SERVICES customers.

If a customer of AT&T WORLD SERVICES specifies implementation of products on switches and or computers not previously known to AMERICAN COMPUTER, AMERICAN COMPUTER will advise AT&T WORLD SERVICES during the customer negotiation phase of its cost, if any, to modify its products to accommodate the customer requirements.

7.  "WARRANTY SUPPORT"

AMERICAN COMPUTER grants to AT&T WORLD SERVICES the right to incorporate into those product offerings that include the products/services of AMERICAN COMPUTER and to thereby pass its standard, published equipment warranty to customers under this Agreement. If an extension of the warranty period is required, not to exceed three (3) additional months of warranty, due to customer acceptance delay in the acceptance of the integrated AT&T WORLD


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SERVICES/AMERICAN COMPUTER product set, such extension will be automatically granted at no additional expense to AT&T WORLD SERVICES or its customer.

8.  "RIGHTS IN INFORMATION"

AMERICAN COMPUTER and AT&T WORLD SERVICES agree that they will not use any information of a proprietary or confidential nature belonging to any other company or individual in the performance of this Agreement

Information including, but not limited to data, business information, technical information, specifications, drawings, records, and computer programs and documentation (hereafter "Information"), originated or prepared by or for AT&T WORLD SERVICES or its customer in contemplation of, or in the course of, or as a result of, work done hereunder. which Information is incorporated into or becomes a part of a Covered System shall be promptly furnished to AT&T WORLD SERVICES.

All such Information shall remain the exclusive property of AMERICAN COMPUTER however AT&T - WORLD SERVICES shall acquire a perpetual, fee free right to use such information in support of the Contract. No such information will ever be provided to competitors of AMERICAN COMPUTER even in support of a Contract without the express written permission of AMERICAN COMPUTER,

9.  "CONFIDENTIAL INFORMATION"

In this Agreement, "Confidential Information" means information regarding a party, its business, personnel, technical or statistical data, or financial information that:

      is not generally known to the public or to other persons who are not bound by the obligations to maintain its confidentiality-, and/or, derives economic or strategic value, actual or potential. from not being generally known; or has a character such that the party has a legitimate interest in preserving its confidential nature.

As a consequence of entering this Agreement or performing the obligations herein, the parties may have disclosed to them, or they may otherwise have access to, or learn of, Confidential Information of the other. Each party agrees to hold in strict confidence all Confidential Information of the other that it learns of, or is provided with, and to use such Confidential Information only for the purpose of this Agreement. Neither party will use, copy, or disclose to third parties any Confidential Information of the other party except as contemplated herein. The parties shall ensure that all third parties to whom it has to disclose Confidential Information to perform its obligations under this Agreement acknowledge its confidential nature and agree to be bound by the provisions of this Clause in a written undertaking.


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10. "ADVERTISING"

Each party agrees that it shall not cause any publicity relating to the acceptance of any proposal or supply of the Products/Services under this Agreement to be published in any newspaper, journal or any other medium without the other party's prior written approval, such approval shall not be unreasonably with held.

11. "TRADEMARKS"

Either party will not, without the other party's express written permission except as provided for in this Agreement in the preparation and delivery of Customer proposals, responses and jointly developed marketing material, use in advertising, publicity, or otherwise, any trade name, trademark, trade device, service mark, symbol, code or specification or any abbreviation, Contraction, or simulation thereof of the other, nor shall the other party claim any ownership therein.

12. "EXPORT CONTROL"

Each party assures the other that it does not intend to and will not knowingly, without the prior written consent of the other and the Office of Export Administration of the United States Department of Commerce, PO Box 273, Washington, DC 20044, U.S.A., transmit directly or indirectly.

      any technical information or SOFTWARE furnished under this Agreement; or, any immediate product (including processes, materials and/or services), if any, produced directly by the use of the technical information or SOFTWARE, or is a plant capable of producing a commodity or is a major component of such a plant furnished under this Agreement;

to Afghanistan, The People's Republic of China, or any Group Q, S, W, Y, or Z country (or any national or resident thereof or others that may be designated in Supplement No. 1 to Section 770 of the Export Administration Regulations issued by the U.S. Department of Commerce.

13. "LIMITATION OF LIABILITY"

Nothing in this Agreement shall be considered to create the relationship of employer and employee between the parties hereto. AMERICAN COMPUTER and AT&T WORLD SERVICES shall at all times be deemed to be independent Contractors. Each shall be solely responsible for the payment of all applicable United States and foreign taxes for itself and its employees.

The liability of AT&T and AMERICAN COMPUTER for any claim arising from any cause whatsoever (excepting personal injury and/or death and claims of infringement), regardless of the cause of action, whether in Contract, tort or otherwise, shall in no event


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exceed the lesser of the direct damages actually proven or $10,000.  In no event shall either AT&T or AMERICAN COMPUTER be liable to the other for incidental, special, consequential or any other direct loss or damage of any kind whatsoever, including lost profits or revenues arising out of this Agreement.

Each party shall defend, indemnify and hold harmless the other party from any and all claims, suits, actions, demands, costs, settlements, losses, damages, expenses and all other liabilities, including attorneys' fees, arising out of or resulting from the intentional or negligent acts or omissions on the part of any party, its employees, officers, agents or independent Contractors in the performance of or failure to perform the activities contemplated by this Agreement.

For purposes of this section, AT&T shall mean AT&T World Services Inc., American Telephone and Telegraph Company, its affiliates and subsidiaries, its officers, employees and agents.

14. "FORCE MAJEURE"

Neither party shall be liable for any delays and/or non-performance of Contractual obligations hereunder caused by any event beyond the party's reasonable control (a "Force Majeure'), including but not limited to wars, riots, the act or failure to act or order of any civil or military authority, fires, flood and other acts of God, labor disputes, accidents. and other such events, and all applicable deadlines and milestones will be extended by a period of time equal to the duration of each such event. Regardless of the foregoing, a party that is delayed or prevented from performing its obligations as a consequence of a Force Majeure will exert diligent efforts to counter the Force Majeure or otherwise mitigate the effects of the Force Majeure.

15. "DEFAULT/TERMINATION"

"DEFAULT"

Each of the following events shall constitute a default under this Agreement on the part of the party who commits or is responsible for the same:

      any failure by a party to perform or observe any of its material obligations under this Agreement and the defaulting party failing to correct the default in all material respects within ninety (90) days after receiving a written notice from the non-defaulting party requesting that the default be corrected.

      if a party is wound-up, or liquidated, or becomes insolvent, or if a custodian, receiver, or a receiver-manager is appointed for its business or any of its property, or if the party makes an assignment, proposal or arrangement for the benefit of creditors, or if it files or has filed against it a petition in bankruptcy that it has not dismissed within ninety (90) days, or if the party discontinues its business.


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"TERMINATION"

If either party commits a default under this Agreement, then, the non-defaulting party shall be entitled to terminate this Agreement by giving the defaulting party written notice of termination, which shall be effective upon receipt by the defaulting party.

If this Agreement is terminated by AMERICAN COMPUTER under as a result of AT&T WORLD SERVICES' default, AT&T WORLD SERVICES' right to market the Products/Services hereunder shall be terminated forthwith.

Licenses granted to Customers and Warranty obligations of all Customer Supply Agreements outstanding prior to the termination of this Agreement shall not be diminished or abridged by the termination of this Agreement and each party shall endeavor to provide all warranty maintenance work for licenses granted if such warranty maintenance had been granted to the Customer.

16. "ARBITRATION"

All differences between the parties arising out of, or relating to the interpretation, application, administration, alleged violation, termination or invalidity of the Agreement shall be finally settled by arbitration in accordance with the Arbitration Act 1908 or any statutory modification or re-enactment thereof for the time being in force.

Any such dispute, doubt or question shall be referred to arbitration in New Jersey of a single arbitrator in case the parties can agree upon one and failing such an agreement to two (2) arbitrators, one to be appointed by AMERICAN COMPUTER and one to be appointed by AT&T WORLD SERVICES, or in a case of disagreement to an umpire to be appointed by the arbitrators before entering upon the reference. Any such arbitration shall be conducted in New Jersey.

17. "ASSIGNMENT"

Neither this Agreement nor the rights and obligations of either party under this Agreement may be assigned or transferred without the prior written consent of the other party, such consent shall not be unreasonably withheld.

18. "WAIVER"

No term or provision of this Agreement shall be deemed to be waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other, different or subsequent breach.


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19. "SEVERABILITY"

If any part or parts e. this Agreement shall be -held illegal or null and void by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining parts of this Agreement that shall remain in full force and effect as if part or parts held to be illegal or void had not been included in the Agreement provided that the principal obligations of the parties are maintained.

20. "NOTICE"

Any notice, request, or information shall be deemed to be sufficiently given when sent by registered mail, courier express or by facsimile (confirmed by registered mail), to the other party at the following addresses:

      AT&T WORLD SERVICES, INC.
      Room 3S2
      111 Madison Avenue
      Morristown, NJ  07960
      U.S.A.
      Attention:  Mr. John Jepsen, Managing Director


      AMERICAN COMPUTER and ELECTRONICS CORPORATION
      209 PERRY PARKWAY
      GAITHERSBURG, MD  20877
      U.SA
      Attention:  Dr. Thomas V. Russotto, Vice President

Notices by post shall be sufficiently given if sent by registered mail to AMERICAN COMPUTER'S or AT&T-WORLD SERVICES' address as the case may be. They shall be deemed received by the addressee, ten days following the date of mailing.

Notice by facsimile shall be deemed received by the addressee (so long as the correct answer back or acknowledgment is received by the sender) on the business day following the day on which such facsimile is sent

21. "ENTIRE AGREEMENT AND VARIATION"

This Agreement constitutes the complete and exclusive statement of the Agreement between the parties, which supersedes all proposals or prior agreements, oral or written, and all communications between the parties relating to the subject of this Agreement.


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No amendment to this Agreement shall be effective unless in writing in a format similar to the format of this Agreement and signed by duly authorized representatives of both parties.

22. "SURVIVAL"

The obligations of the parties under this Agreement which by their nature would continue beyond the expiration, termination or cancellation of this Agreement, including without limitation, the obligations in the Articles entitled TRADEMARKS, CONFIDENTIAL INFORMATION, SOFTWARE LICENSES, WARRANTY SUPPORT, EXPORT CONTROL and ESCROW shall survive the expiration or termination of this Agreement.

23. "SIGNATURES"

IN WITNESS WHEREOF   these presents have been executed the day and the year
first herein before written:

SIGNED for and on behalf of

AMERICAN COMPUTER   by

/s/ Thomas V. Russotto
- ----------------------------------


in the presence of:

/s/ Brenda L. Roundsy
- ----------------------------------


SIGNED for and on behalf of

AT&T WORLD SERVICES INCORPORATED by

/s/ Donald Dippel
- ----------------------------------


in the presence of:

/s/ Alice Allaners
- ----------------------------------


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